Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for
Tender of All Outstanding 9¾% Senior Notes due 2012
(144A CUSIP: 20903HAA6) (Reg. S CUSIP: U20898AA7)
In Exchange for
New 9¾% Senior Notes due 2012
which have been registered under the Securities Act of 1933, as amended of

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
AND
CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

Registered holders of outstanding 9¾% Senior Notes due 2012 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 9¾% Senior Notes due 2012 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, N.A. (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one Substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

WELLS FARGO BANK, N.A.

By Registered and Certified Mail	By Overnight Courier or Regular Mail	By Hand Delivery
Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	608 2nd Avenue South
P.O. Box 1517	6th & Marquette Avenue	Northstar East Building - 12th Floor
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Or
By Facsimile Transmission:
(612) 667-4927

Confirm by Telephone:
(612) 667-9764

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated           , 2004 of Consolidated Communications Illinois Holdings, Inc. and Consolidated Communications Texas Holdings, Inc. (as the same may be amended or supplemented from time to time, the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Aggregate Principal Amount
Certificate Number(s) (if known) of Outstanding	Represented by Outstanding	Aggregate Principal
Notes or Account Number at DTCM	Notes Certificate(s)	Amount Tendered

PLEASE SIGN AND COMPLETEM

Signatures of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:	,2004

Address:

Area Code and Telephone No.

     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on the certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account:

Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the cover hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration date (as defined in the Letter of Transmittal).

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Title:

Name:

(Please Type Or Print)

Date:

NOTE: DO NOT SEND OUTSTANDING NOTE WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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